Exhibit 99.1

Asure Software Announces Third Quarter 2018 Results

AUSTIN, TX – November 9, 2018 – Asure Software, Inc. (NASDAQ: ASUR), a leading provider of Human Capital Management (HCM) and workspace management software, reported results for the third quarter ended September 30, 2018.

Third Quarter 2018 Key Financial Highlights

●	Third Quarter Total Revenue of $23.5 Million, up 51% Year-Over-Year
●	Cloud Bookings were up 49% Year-Over-Year
●	Third Quarter Cloud Revenue of $18.4 Million, up 66% Year-Over-Year
●	Short-term Backlog (within a 12-month period) was $24.9 Million
●	Total Backlog (short and long-term) Currently Exceeds $50.0 Million

Third Quarter and First Nine Months 2018 Financial Summary
	For the three months ended			For the nine months ended
In thousands, except per share data	September 30, 2017	September 30, 2018	Change (%)	September 30, 2017	September 30, 2018	Change (%)
Revenue	$15,527	$23,458	51%	$39,134	$64,529	65%

GAAP Gross Profit	$12,131	$14,987	24%	$30,474	$43,281	42%
GAAP Gross Margin	78.1%	63.9%	-18%	77.9%	67.1%	-14%

Non-GAAP Gross Profit*	$12,235	$15,934	30%	$30,795	$45,019	46%
Non-GAAP Gross Margin*	78.8%	67.9%	-14%	78.7%	69.8%	-11%

GAAP Net Loss	$(1,281)	$(3,584)	NMF	$(4,177)	$(9,277)	NMF
Non-GAAP Net Income*	$1,975	$2,221	12%	$3,771	$5,673	50%

GAAP Net Loss per Share	$(0.10)	$(0.24)	NMF	$(0.40)	$(0.68)	NMF
Non-GAAP Net Earnings per Share**	$0.16	$0.14	-13%	$0.36	$0.37	4%

Non-GAAP EBITDA*	$3,960	$5,365	35%	$7,842	$14,029	79%
Non-GAAP EBITDA Margin*	25.5%	22.9%	-10%	20.0%	21.7%	9%

* Non-GAAP financial measures are reconciled to GAAP in the tables set forth in this release.

** Historical non-GAAP Net Earnings Per Share adjusted for 0% effective tax rate for comparison purposes.

NMF = Not Meaningful

Management Commentary

“The third quarter continued to experience good momentum, highlighted by new client additions, expansion within our existing client base, growth of our pipeline and solid traction with multi-year contracts. We experienced good growth in repetitive revenue, however hardware sales were below our internal plan,” stated Pat Goepel. “We are particularly excited about our workspace management software as the deal pipeline for this software solution grew 4x year-over-year.”

CFO Kelyn Brannon noted, “We continue to focus on driving the business towards a visible, recurring-revenue cloud company. Recurring revenue represented 84% of total in the third quarter. Furthermore, cloud revenue represented 78% of total.”

“We still expect to close acquisitions at a tempered pace as we focus on integration, cross-selling and new product features,” concluded CEO Pat Goepel.

Asure delivered the following results for its third quarter 2018:

Cloud Bookings: Cloud bookings were up 49% year-over-year.

Revenue: Total revenue was $23.5 million, an increase of 51% from $15.5 million in the third quarter of 2017. Recurring revenue represented 84% of total revenue, up from 79% in the year-ago quarter. Cloud revenue represented 78% of total, up from 71% in the year-ago quarter.

Gross Profit: GAAP gross profit was $15.0 million (63.9% margin), a 24% increase from $12.1 million (78.1% margin) in the third quarter of 2017. Non-GAAP gross profit* was $15.9 million (67.9% margin), up 30% from $12.2 million (78.8% margin) in the year-ago quarter.

Earnings (Loss) per Share: GAAP loss per share was $(0.24) compared with $(0.10) in the third quarter of 2017. Non-GAAP earnings per share* was $0.14, as compared to $0.16 in the year-ago quarter.

Non-GAAP EBITDA*: Non-GAAP EBITDA was $5.4 million (22.9% margin), an increase of 35% from $4.0 million (25.5% margin) in the third quarter of 2017.

Recent Business Highlights

New Wins: During the third quarter, Asure secured wins across a range of companies including Chiawana Orchards, Google, Ministry of Justice, PSSI, Primark, CIBC, Canadian Imperial Bank, Wolters Kluwer and Discovery Communications.

Selected by New York Law School (NYLS): Asure Software was selected by NYLS to provide a centralized and streamlined room and resource scheduling solution that integrates with the school’s existing Banner course scheduling platform. The higher education industry has historically struggled with a labor-intensive scheduling and room booking process. This integration will do away with the need for duplicate data entry and manual intervention.

Won Silver for HR Technology Solution Provider for Great Employers: Asure was named a winner of the silver Stevie Award for its SmartView workspace technology product. Unlike other workplace utilization software systems, Asure Software’s SmartView provides empirical data that help companies discern the type of spaces their people need to do their best, most productive work. Stevie Award competitions receive more than 10,000 nominations each year from organizations in more than 70 nations. Honoring organizations of all types and sizes and the people behind them, the Stevies recognize outstanding performances in the workplace worldwide.

Selected for a stop for the Austin Local Project Tour during FlexOffice Conference 2018: The event highlights innovative shared workspaces and best-in-class office amenities and offers visitors the chance to experience our integrated technology and how it be used to design workplaces that are more productive, collaborative, and engaging.

Resource Scheduler and SmartView Approved by FedRAMP: Asure became authorized by the Federal Risk and Authorization Management Program making our software solutions approved by meeting the rigorous security and privacy standards required by government agencies. Not only is FedRAMP authorization significant to government agencies, but is also significant to our current customers knowing that our solutions have passed the most stringent cloud based data security.

Acquisition in July 2018: Successfully acquired USA Payroll, Inc. (“USA Payroll”), headquartered in Rochester, NY. USA Payroll resells Asure Software’s industry leading HRIS platform, Evolution, working with companies to reduce payroll compliance risk and manage time through comprehensive workforce management solution. The addition of USA Payroll not only expands our national reach but also enables us to provide clients with access to greater breadth and depth of solutions.

Fiscal 2018 Financial Guidance

Asure management revised its revenue and non-GAAP EBITDA guidance for fiscal 2018 ending December 31, 2018.

Range
Revenue	$88.0 million to $89.0 million
Non-GAAP EBITDA	$19.0 million to $20.0 million

Additional 2018 Guidance:

Interest expense	$9.0 million to $9.5 million
Depreciation	$2.0 million to $2.5 million
Amortization	$9.5 million to $10.5 million
Stock compensation expense	$1.2 million to $1.8 million
Acquisition costs and other one-time expenses	$8.0 million to $9.0 million
Basic average shares outstanding*	13.9 million to 14.3 million
Non-GAAP diluted shares outstanding*	14.3 million to 14.7 million
Non-GAAP Effective Tax Rate*	0.0%

*	Basic average shares outstanding guidance is 15.1 million to 15.5 million in fourth-quarter 2018.
*	Non-GAAP diluted shares outstanding guidance is 15.6 million to 15.9 million in fourth-quarter 2018.
*	Non-GAAP effective tax rate guidance is projected to be 0.0% .

Initial Fiscal 2019 Financial Outlook

Looking ahead to 2019, we expect to generate $110 million to $113 million in revenue and non-GAAP EBITDA margin of 22% to 24%, which includes approximately $10 million in complementary accretive acquisitions expected to close in the first half of 2019.

Conference Call Details

Asure management will host a conference call today (Friday, November 9, 2018) at 8:00 a.m. Eastern time (7:00 a.m. Central time) to discuss these financial results and outlook. Asure CEO Pat Goepel and CFO Kelyn Brannon will host the presentation, followed by a question and answer period.

U.S. dial-in: 877-853-5636

International dial-in: 631-291-4544

Conference ID: 1389800

The conference call will be broadcasted live and available for replay via the investor section of the company's website.

Non-GAAP Financial Measures: This press release includes information about non-GAAP diluted earnings per share, non-GAAP tax rates, non-GAAP net income, non-GAAP gross profit, non-GAAP EBITDA, and non-GAAP free cash flow (collectively the "non-GAAP financial measures"). These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP.

Non-GAAP EBITDA differs from GAAP net loss in that it excludes things such as interest, tax, depreciation, amortization, stock compensation, and one-time expenses. Asure Software is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Asure Software has not provided guidance for GAAP net loss or a reconciliation of the foregoing forward-looking Non-GAAP EBITDA guidance to GAAP net loss.

Management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company's performance.

The primary purpose of using non-GAAP measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the company's results in the same way management does.

Management believes that supplementing GAAP disclosure with non-GAAP disclosure provides investors with a more complete view of the company's operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the company's business. Further, to the extent that other companies use similar methods in calculating non-GAAP measures, the provision of supplemental non-GAAP information can allow for a comparison of the company's relative performance against other companies that also report non-GAAP operating results.

Specifically, management is excluding the following items from its non-GAAP earnings per share, as applicable, for the periods presented in the third quarter 2018 financial statements and for its non-GAAP estimates for 2018:

Stock-Based Expenses: The company's compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Amortization of Purchased Intangibles: The company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company's research and development efforts, trade names, customer lists and customer relationships, and acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

Income Tax Effects and Adjustments: Beginning in first quarter 2018, the company is using a fixed projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of items such as changes in the tax valuation allowance and non-cash tax effects of acquired goodwill and amortization, since each of these can vary in size and frequency. This tax rate could be subject to change for a variety of reasons, such as significant changes in the acquisition activity or fundamental tax law changes in major jurisdictions where the company operates. The company re-evaluates this tax rate on an annual basis or when any significant events that may materially affect this rate occur. The non-GAAP tax rate is currently projected to be approximately 0.0 percent.

Amortization of Capitalized Internal-Use Software, Acquisition-Related, and One-Time Expenses: The company’s non-GAAP financial measures exclude amortization of internal-use capitalized software costs and acquisition-related expenses as well as one-time expenses, such as material tax credits, material interest-expense credits, severance, recruitment, and relocation.

About Asure Software

Asure Software, Inc. (NASDAQ: ASUR), headquartered in Austin, Texas, offers intuitive and innovative solutions designed to help organizations of all sizes and complexities build companies of the future. Our cloud platforms enables clients direct and indirect, worldwide to better manage their people and space in a mobile, digital, multi-generational, and global workplace. Asure Software's offerings include a fully-integrated HCM platform, flexible benefits and compliance administration, HR consulting, and time and labor management as well as a full suite of workspace management solutions for conference room scheduling, desk sharing programs, and real estate optimization. For more information, please visit www.asuresoftware.com.

"Safe harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about our financial results, which may include expected GAAP and non-GAAP financial and other operating and non-operating results, including revenue, net income, diluted earnings per share, operating cash flow growth, operating margin improvement, deferred revenue growth, expected revenue run rate, expected tax rates, stock-based compensation expenses, amortization of purchased intangibles, amortization of debt discount and shares outstanding. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company's results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include -- but are not limited to -- risks associated with possible fluctuations in the company's financial and operating results; the company's rate of growth and anticipated revenue run rate, including the company's ability to convert deferred revenue and unbilled deferred revenue into revenue and cash flow, and ability to maintain continued growth of deferred revenue and unbilled deferred revenue; foreign currency exchange rates; errors, interruptions or delays in the company's services or the company's Web hosting; breaches of the company's security measures; domestic and international regulatory developments, including the adoption of new privacy laws; the financial and other impact of any previous and future acquisitions; the nature of the company's business model, including risks related to government contracts; the company's ability to continue to release, gain customer acceptance of and provide support for new and improved versions of the company's services; successful customer deployment and utilization of the company's existing and future services; changes in the company's sales cycle; competition; various financial aspects of the company's subscription model; unexpected increases in attrition or decreases in new business; the company's ability to realize benefits from strategic partnerships and strategic investments; the emerging markets in which the company operates; unique aspects of entering or expanding in international markets, including the compliance with United States export control laws, the company's ability to hire, retain and motivate employees and manage the company's growth; changes in the company's customer base; technological developments; litigation and any related claims, negotiations and settlements, including with respect to intellectual property matters or industry-specific regulations; unanticipated changes in the company's effective tax rate; factors affecting the company's outstanding convertible notes, term loan, and revolving credit facility; fluctuations in the number of company shares outstanding and the price of such shares; collection of receivables; interest rates; factors affecting the company's deferred tax assets and ability to value and utilize them; the potential negative impact of indirect tax exposure; the risks and expenses associated with the company's real estate and office facilities space; and general developments in the economy, financial markets, credit markets and the impact of current and future accounting pronouncements and other financial reporting standards.

Further information on these and other factors that could affect the company's financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Information section of the company's website at investor.asuresoftware.com

Asure Software assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

© 2018 Asure Software, Inc. All rights reserved.

ASURE SOFTWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	September 30, 2018 (unaudited)	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$19,194	$27,792
Accounts receivable, net of allowance for doubtful accounts of $706 and $425 at September 30, 2018 and December 31, 2017, respectively	18,824	13,361
Inventory	1,265	509
Prepaid expenses and other current assets	4,518	2,588
Total current assets before funds held for clients	43,801	44,250
Funds held for clients	71,176	42,328
Total current assets	114,977	86,578
Property and equipment, net	7,830	5,217
Goodwill	107,557	77,348
Intangible assets, net	75,823	33,554
Other assets	3,453	614
Total assets	$309,640	$203,311
Liabilities and stockholders’ equity
Current liabilities:
Current portion of notes payable	$4,502	$8,895
Accounts payable	4,025	1,912
Accrued compensation and benefits	2,551	2,477
Other accrued liabilities	2,246	862
Deferred revenue	12,110	13,078
Total current liabilities before client fund obligations	25,434	27,224
Client fund obligations	71,699	42,328
Total current liabilities	97,133	69,552
Long-term liabilities:
Deferred revenue	998	1,125
Deferred tax liability	2,198	1,070
Notes payable, net of current portion and debt issuance cost	108,566	66,973
Other liabilities	953	817
Total long-term liabilities	112,715	69,985
Total liabilities	209,848	139,537
Commitments
Stockholders’ equity:
Preferred stock, $.01 par value; 1,500 shares authorized; none issued or outstanding	-	-
Common stock, $.01 par value; 22,000 shares authorized; 15,609 and 12,876 shares issued, 15,224 and 12,492 shares outstanding at September 30, 2018 and December 31, 2017, respectively	156	129
Treasury stock at cost, 384 shares at September 30, 2018 and December 31, 2017	(5,017)	(5,017)
Additional paid-in capital	390,834	346,322
Accumulated deficit	(285,372)	(277,597)
Accumulated other comprehensive loss	(809)	(63)
Total stockholders’ equity	99,792	63,774
Total liabilities and stockholders’ equity	$309,640	$203,311

ASURE SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Amounts in thousands, except share and per share data)

(Unaudited)

	FOR THE THREE MONTHS ENDED September 30,		FOR THE NINE MONTHS ENDED September 30,
	2018	2017	2018	2017
Revenue:
Cloud	$18,390	$11,062	$51,149	$27,724
Hardware	1,457	1,003	3,612	3,651
Maintenance and support	1,264	1,777	3,985	4,325
Professional services	2,347	1,685	5,783	3,434
Total revenue	23,458	15,527	64,529	39,134

Cost of sales	8,471	3,396	21,248	8,660
Gross profit	14,987	12,131	43,281	30,474

Operating expenses
Selling, general and administrative	11,052	9,459	33,394	25,286
Research and development	3,514	883	6,495	2,488
Amortization of intangible assets	2,447	1,341	6,038	3,230
Total operating expenses	17,013	11,683	45,927	31,004

Income (Loss) from operations	(2,026)	448	(2,646)	(530)

Other income (loss)
Interest expense, net	(2,350)	(1,644)	(6,832)	(3,279)
Other income	489	-	489	-
Total other loss, net	(1,861)	(1,644)	(6,343)	(3,279)

Income (loss) from operations before income taxes	(3,887)	(1,196)	(8,989)	(3,809)
Income tax provision	303	(85)	(288)	(368)
Net income (loss)	$(3,584)	$(1,281)	$(9,277)	$(4,177)
Other comprehensive income (loss)
Foreign currency gain (loss)	(211)	(6)	(645)	(63)
Unrealized net losses	(101)		(101)
Comprehensive income (loss)	$(3,896)	(1,287)	$(10,023)	$(4,240)

Basic and diluted net income (loss) per share
Basic	$(0.24)	$(0.10)	$(0.68)	$(0.40)
Diluted	$(0.24)	$(0.10)	$(0.68)	$(0.40)
Weighted average basic and diluted shares
Basic	15,223,000	12,418,000	13,591,000	10,355,000
Diluted	15,223,000	12,418,000	13,591,000	10,355,000

ASURE SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	FOR THE NINE MONTHS ENDED SEPTEMBER 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(9,277)	$(4,177)
Adjustments to reconcile net loss to net cash provided by (used in) operations:
Depreciation and amortization	9,599	4,344
Provision for doubtful accounts	496	320
Share-based compensation	887	363
Release of contingent consideration	(489)	-
Changes in operating assets and liabilities:
Accounts receivable	(6,587)	(4,450)
Inventory	(137)	(287)
Prepaid expenses and other assets	(2,250)	(471)
Accounts payable	850	(569)
Accrued expenses and other long-term obligations	678	881
Deferred revenue	168	1,963
Net cash used in operating activities	(6,062)	(2,083)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions net of cash acquired	(66,366)	(45,472)
Purchases of property and equipment	(1,503)	(942)
Software capitalization costs	(2,536)	(804)
Net change in funds held for clients	16,617	8,867
Net cash used in investing activities	(53,788)	(38,351)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	36,750	45,777
Payments on notes payable	(5,772)	(8,098)
Proceeds from revolving line of credit	4,540	-
Payments on revolving line of credit	(4,540)	-
Net proceeds from issuance of common stock	39,156	27,820
Debt financing fees	(1,693)	(1,433)
Payments on capital leases	(124)	(131)
Net change in client fund obligations	(16,937)	(8,812)
Net cash provided by financing activities	51,380	55,123

Effect of foreign exchange rates	(128)	8

Net (decrease) increase in cash and cash equivalents	(8,598)	14,697
Cash and cash equivalents at beginning of period	27,792	12,767
Cash and cash equivalents at end of period	$19,194	$27,464

SUPPLEMENTAL INFORMATION:
Cash paid for:
Interest	$5,605	$2.180
Income taxes	101	23
Non-cash Investing and Financing Activities:
Subordinated notes payable –acquisitions	7,592	8,165
Equity issued in connection with acquisitions	$4,493	21,825

Reconciliation of GAAP to Non-GAAP

(In thousands except per share data)	1Q17	2Q17	3Q17	4Q17	1Q18	2Q18	3Q18
Revenues:	$10,727	$12,880	$15,527	$15,308	$19,304	$21,767	$23,458
Reconciliation from GAAP gross profit to non-GAAP gross profit:
GAAP Gross profit	$8,289	$10,054	$12,131	$11,358	$13,747	$14,547	$14,987
Stock compensation	$2	$4	$4	$0	$4	$4	$12
Amortization	$106	$106	$106	$134	$297	$486	$437
One Time Inventory Adjustment							$498
Non-GAAP gross profit	$8,397	$10,163	$12,235	$11,492	$14,048	$15,037	$15,934
Non-GAAP gross margin	78.3%	78.9%	78.8%	75.1%	72.8%	69.1%	67.9%

(In thousands except per share data)	1Q17	2Q17	3Q17	4Q17	1Q18	2Q18	3Q18
Reconciliation from net income to non-GAAP EBITDA:
GAAP Net income (loss)	$(1,059)	$(1,837)	$(1,281)	$(1,545)	$(1,925)	$(3,768)	$(3,584)
Stock compensation	$54	$171	$139	$230	$194	$329	$363
Amortization	$953	$1,148	$1,449	$1,380	$1,895	$2,481	$2,884
Acquisition costs and other one-time expenses	$850	$1,233	$1,583	$2,073	$1,308	$2,346	$2,861
Taxes based on a 0% tax rate	$142	$141	$85	$(272)	$184	$408	$(303)
Interest Expense One-Time Credit	$0	$0	$0	$(259)	$0	$0	$0
Depreciation	$227	$224	$342	$337	$370	$361	$794
Interest Expense, Net	$547	$1,088	$1,643	$1,347	$1,760	$2,722	$2,350
Non-GAAP EBITDA	$1,714	$2,168	$3,960	$3,291	$3,786	$4,878	$5,365
Non-GAAP EBITDA margin	16.0%	16.8%	25.5%	21.5%	19.6%	22.4%	22.9%

(In thousands except per share data)	1Q17	2Q17	3Q17	4Q17	1Q18	2Q18	3Q18
Reconciliation from GAAP net income (loss) to non-GAAP net income
GAAP Net income (loss)	$(1,059)	$(1,837)	$(1,281)	$(1,545)	$(1,925)	$(3,768)	$(3,584)
Stock compensation	$54	$171	$139	$230	$194	$329	$363
Amortization	$953	$1,148	$1,449	$1,380	$1,895	$2,481	$2,884
Acquisition costs and other one-time expenses	$850	$1,233	$1,583	$2,073	$1,308	$2,346	$2,861
Taxes based on a 0% tax rate	$142	$141	$85	$(272)	$184	$408	$(303)
Interest Expense One-Time Credit	$0	$0	$0	$(259)	$0	$0	$0
Non-GAAP net income	$940	$856	$1,975	$1,607	$1,656	$1,796	$2,221

(In thousands except per share data)	1Q17	2Q17	3Q17	4Q17	1Q18	2Q18	3Q18
Calculation of non-GAAP net income per share
Non-GAAP net income	$940	$856	$1,975	$1,607	$1,656	$1,796	$2,221
Pro forma diluted weighted-average number of common shares	8,839	10,212	12,599	12,659	12,846	13,259	15,489
Non-GAAP EPS	$0.11	$0.08	$0.16	$0.13	$0.13	$0.14	$0.14

Investor Relations Contact:

Carolyn Bass, Partner

Market Street Partners

415-445-3232

cbass@marketstreetpartners.com